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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kirkland's, Inc. (the "Company") of our report dated April 12, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
September 1, 2005